Exhibit 3.3.1

Delaware,

The First State

It HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “RAYTHEON AIRCRAFT FINANCE CORPORATION”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF NOVEMBER, A.D. 2006, AT 2:12 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4252157 8100	AUTHENTICATION:	5198898
061047423	DATE:	11-15-06

Stats of Delaware Secretary of State Division of Corporations Delivered 02:23 PM 11/15/2006 FILED 02:12 PM 11/15/2006 SRV 061047423 – 4252157 FILE

CERTIFICATE OF INCORPORATION

OF

RAYTHEON AIRCRAFT FINANCE CORPORATION

ARTICLE ONE: The name of the corporation is Raytheon Aircraft Finance Corporation, (hereinafter referred to as the “Corporation”).

ARTICLE TWO: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE THREE: The nature of the business to be conducted or promoted by and the purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State Delaware.

ARTICLE FOUR: The total number of shares of all classes of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, par value $.01 per share.

ARTICLE FIVE: The Board of Directors is authorized to adopt, amend or repeal the By-Laws of the Corporation.

ARTICLE SIX: Election of directors need not be by written ballot.

ARTICLE SEVEN: The name and mailing address of the incorporator is Laura-Jayne Urso, c/o Kirkland & Ellis LLP, 153 East 53rd Street, New York, New York 10022.

The undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this certificate this 15th day of November, 2006, and acknowledge that the facts stated herein are true.

/s/ LAURA-JAYNE URSO
Laura-Jayne Urso
Sole Incorporator